EXHIBIT 10 (ddd)
                       LEASE AGREEMENT DATED OCTOBER 3, 2000
                          BETWEEN THE COMPANY AS LESSEE
                         AND HAMILTON PARTNERS AS LESSOR

472284_8.DOC
HAMILTON PARTNERS

Real Estate Investment




















                             OFFICE LEASE AGREEMENT

                       HP Woodland Falls I, LLC, Landlord
                                       and
                       CDW Computer Centers, Inc., Tenant

472284_8.DOC                                             23

472284_8.DOC                                              1
STANDARD OFFICE LEASE                   Prepared on:               10/10/00
IL 2/99                                 By:                       JKB



                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT made and entered into between HP Woodland Falls I, LLC, an Illinois limited liability company ("Landlord") and CDW Computer Centers, Inc., an Illinois corporation ("Tenant").


I.       Basic Terms

A.       Date of Lease:                                       October 3, 2000

B.       Landlord's Address for Notices:             c/o Hamilton Partners
                                                     1130 Lake Cook Road
                                                     Buffalo Grove, IL  60089
         Landlord's Address For
         Rent Payments:                              300 Park Boulevard
                                                     Itasca, IL  60143

C.       Tenant's Address for Notices:

         (prior to Commencement):                    200 N. Milwaukee Ave.
                                                     Vernon Hills, IL  60061
                                                 Attn.:  Chief Financial Officer

         In either case, copy to:                    Michael S. Tepper, Esq.
                                                     Arnstein & Lehr
                                                     120 S. Riverside Drive
                                                     Chicago, IL  60606-3913

D.       Development:      The  complex   commonly  known  as  Woodland   Falls,
                           Mettawa, IL and shown on the site plan attached as Exhibit A-2.

E.       Property:         The  real   property   described   in  Exhibit   A-1,
                           comprising approximately 8.031 acres and shown on the site plan attached as Exhibit A-2

F.       Building:         The  improvements   currently  situated,   or  to  be
                           constructed  pursuant  hereto  on  the  Property  and
                            commonly known as Woodland Falls I


G.       Premises:          The entire Building and Property.

H.       Schedule of Base Rent:

====================================================================================================================
        Months              Square Feet          Annual Rent per         Annual Base Rent       Monthly Base Rent
                                                  square foot
====================================================================================================================
        1 - 6                 156,160                $  6.97                $1,088.435.20       $90,702.93
        7 - 9                 156,160                $ 13.93                $2,175,308.80       $181,275.73
       10 - 12                156,160                $ 20.90                $3,263,744.00       $271,978.67
       13 - 24                156,160                $ 21.47                $3,352,755.20       $279,396.27
       25 - 36                156,160                $ 22.06                $3,444,889.60       $287,074.13
       37 - 48                156,160                $ 22.67                $3,540,147.20       $295,012.27
       49 - 60                156,160                $ 23.29                $3.636,966.40       $303,080.53
       61 - 72                156,160                $ 23.93                $3,736,908.80       $311,409.07
       73 - 84                156,160                $ 24.59                $3,839,974.40       $319,997.87
       85 - 96                156,160                $ 25.27                $3,946,163.20       $328,846.93
       97 - 108               156,160                $ 25.96                $4,053,913.60       $337,826.13
      109 - 120               156,160                $ 26.67                $4,164,787.20       $347,065.60
====================================================================================================================


                  If the Commencement Date is not the first day of a calendar month, the date of each Base Rent increase will be extended until the first day of the month following the applicable anniversary of the Commencement Date.


I.   Rentable Area of the Building: 156,160 Square Feet

J.   Projected Commencement Date: March 1, 2001

K. Term: The period of time commencing on the Commencement Date (as defined in Paragraph 2B) and expiring 120 months after the Commencement Date (except that if the expiration date would not be the last day of a calendar month the Term shall extend until the last day of the calendar month), unless sooner terminated or extended as may be herein provided.

L.   Security Deposit: None

M. Permitted Uses: General office and any other lawful use under the applicable zoning ordinances, subject to the provisions of the annexation agreement and declaration of covenants affecting the Property

N.   Broker(s): CB Richard Ellis



II.      Premises and Term

A. In consideration of the obligation of Tenant to pay rent and the other terms, provisions, and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises for the Term.

B. If Landlord cannot, using good faith efforts, deliver possession of the Premises by March 1, 2001, Landlord shall not be deemed to be in default, nor in any way liable to Tenant because of such failure, except that if Landlord is unable to deliver possession of the Premises by June 1, 2001, Tenant shall have the option to terminate this Lease. Tenant agrees to accept possession of the Premises on the Delivery Date as defined in the Work Letter. Landlord hereby waives payment of Base Rent and Tenant's Proportionate Share of Taxes and Operating Expenses covering any period prior to the date which is the later of the Projected Commencement Date and the Delivery Date (the "Commencement Date").

C. Tenant acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease or in a writing signed by both parties. Except as provided in the Work Letter, the taking of possession by Tenant shall be deemed conclusively to establish that the Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken. Promptly following the Commencement Date, Tenant shall execute and deliver a letter of acceptance of delivery of the Premises, in the form attached hereto as Exhibit F..

D. Provided this Lease is in full force and effect and the Tenant shall not be in default hereunder, Tenant may renew and extend his Lease two times for five
(5) years each, commencing at the end of the immediately previous term, by notice in writing delivered to Landlord not less than two hundred seventy (270) days prior to the expiration date of the then current term of this Lease. All of the covenants, conditions and provisions of this Lease shall thereupon be applicable during each said additional five (5) year term except that the amount of the monthly rental to be paid by the Tenant to Landlord shall be adjusted to reflect the then current market rental (the determination of which shall take into account buildouts, allowances and other concessions which are being given) for similar space in the immediate area. The market rental shall be determined by a representative of the Tenant and a representative of the Landlord. Such market rental shall be agreed to by the fifteenth (15th) day after receipt of notice of Tenant's renewal of the Lease. In no event shall the amount of the monthly rental during any renewal term be less than the monthly rental during the last year of the immediately previous term. In the event that an agreement has not been reached by said fifteenth (15th) day, Landlord and Tenant shall each select a office leasing broker with at least ten (10) years of experience in the northern Chicago suburban office market These brokers, in turn, will select a third broker with the same qualifications. The determination of the market rental by the panel of three will be made within thirty (30) days and such determination shall be binding on both parties. Any expenses of such rental determination shall be borne equally by the parties. In no event shall this renewal option be in effect if the Premises are assigned, subleased or available for sublease under any of the provisions of this Lease; provided, however, this renewal option shall remain in effect if there is an "Immaterial Sublease" of the Premises. For purposes of this Lease, an Immaterial Sublease shall be deemed to mean a sublease for, or multiple subleases aggregating to, a portion of the Premises consisting of less than one full floor in the Building (approximately 25,000 square feet).



III.     Base Rent

         Tenant agrees to pay to Landlord in lawful money of the United States Base Rent for the entire Term at the rates set forth above per month, in advance. Thereafter one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date; further provided, that the rental payment for any fractional calendar month at the commencement or termination of the Term shall be prorated.



IV.      Taxes

A. Landlord agrees to pay all general and special taxes, assessments and governmental charges of any kind and nature whatsoever (collectively "Taxes") lawfully levied against the Property, the Building, and the grounds, parking areas, driveways and alleys around the Building. For each real estate tax year applicable to the Term or any extension thereof, Tenant shall pay to Landlord as additional rent upon demand at the time the bill for such tax year issues the Taxes levied for such tax year (on an accrual basis--e.g. assuming rent commencement January 1, 2001, Tenant would be responsible for the 2001 tax bill, payable in 2002, not the 2000 bill actually payable in 2001) less any monthly payments paid by Tenant as provided below for such tax year. Taxes shall include all payments for the Special Service Area currently applicable to the Development (the "Special Service Area") which are contained on the tax bills applicable to the Property; provided, however, that until such time as the Development is completed, Taxes shall not include more than 21.06% of the Special Service Area taxes assessed against the entire Development. Any payment to be made pursuant to this Article IV with respect to the real estate tax year in which this Lease commences or terminates shall be prorated. Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate, inheritance or transit fees, taxes, levies or charges. Landlord represents that, to the best of its knowledge, there are no special assessments existing, pending or threatened with respect to the Premises, other than the Special Service Area. Notwithstanding the foregoing, during the first six months of this Lease, Tenant shall pay only one-third of the Taxes otherwise payable hereunder and during the three months following the first six months, Tenant shall pay only two-thirds of the Taxes otherwise payable hereunder.

B. During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of the amount payable under Paragraph 4A for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amount payable under Paragraph 4A will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

C. As soon as practicable after the Taxes for a year are determined, Landlord shall deliver to Tenant a statement showing the Taxes under Paragraph 4A and Tenant's share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.

D. If at any time during the Term, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of any Taxes, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

E. In addition to the Taxes, Tenant shall pay to Landlord upon demand any contingent fees, expenses and costs incurred by Landlord in protesting any assessments, levies or the tax rate: (1) to the extent that such fees are less than the reduction in Taxes achieved through such protest; or (2) if Landlord notified Tenant of its intent to protest Taxes, including information regarding the fees Landlord proposed to pay, and Tenant did not object to such arrangement within five (5) business days of notification. Landlord shall protest all Taxes unless Tenant objects to Landlord's fee proposal or Landlord notifies Tenant of its intent not to protest Taxes at least twenty (20) days prior to the last date for filing a protest, whereupon Tenant may pursue such protest at its own cost and expense and Landlord shall, to the extent necessary, cooperate with Tenant.



V.       Operating Costs

A. For each calendar year falling partly or wholly within the Term or any extension thereof, Tenant shall pay to Landlord as additional rent the Operating Costs incurred by Landlord for such calendar year less any monthly payments paid by Tenant as provided below for such year. Any payment to be made pursuant to this Article V with respect to the year in which this lease commences or terminates shall be prorated. Notwithstanding the foregoing, during the first six months of this Lease, Tenant shall pay only one-third of the Operating Costs otherwise payable hereunder and during the three months following the first six months, Tenant shall pay only two-thirds of the Operating Costs otherwise payable hereunder.

B. As used in this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements (other than Taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of the Building or the Property or any improvements situated on the Property (including, without limitation, the cost of maintaining and repairing parking lots, parking structures, and easements, property management fees (not to exceed 2% of total rent--including additional rent--paid by Tenant), salaries, fringe benefits and related costs, for building staff, including building management and accounting personnel; insurance costs of such kind and nature as may be normal and customary for comparable buildings in the northern Chicago suburban market, heating and air conditioning costs, common area utility costs such as electricity, sewer and water charges, the cost of cleaning and removing snow from exterior areas, the cost of routine repairs, maintenance and decorating of exterior areas and the Building's or Property's share of costs of the Development). To the extent personnel do work for other buildings in addition to the Building, the costs associated with such personnel shall be allocated among the buildings based upon the time devoted to each. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements made after the date of this Lease which are intended to reduce Operating Costs or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs (but in no event shall any costs of construction set forth in Exhibit B be included in Operating Costs). The useful life of any such improvement shall be the maximum period permitted by generally accepted accounting principles. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. In the event Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall obtain three estimates from insurance agents of the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and the lowest such estimated amount shall be deemed to be an Operating Cost. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost. If Landlord selects the accrual accounting method rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

C. Notwithstanding the foregoing, Operating Costs shall in no event include the following: (1) costs of capital improvements; (2) depreciation; (3) interest and principal payments on mortgages, and other debt costs or any rent under a ground lease; (4) real estate brokers' leasing commissions or compensation, advertising or marketing expenses; (5) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (6) costs for sculptures, paintings or other objects of art (except that there shall not be excluded the reasonable costs of maintaining, repairing or insuring such objects); (7) wages, salaries or other compensation or benefits paid to any persons above the grade of building manager (or property manager, or such other title as may designate the key management person primarily and directly responsible for the day-to-day management and operation of the Building); (8) costs of any damage awards paid by Landlord pursuant to an order of a court of competent jurisdiction and the costs of Landlord in defending itself in any legal action filed against Landlord to the extent any such action seeks a damage award and any settlement payments which Landlord may make in such action; (9) Landlord's general overhead, except as it is related to the management of the Building; and (10) any compensation paid to any person or entity controlled directly or indirectly by Landlord or any principal of Landlord to the extent such compensation exceeds the normal and competitive costs of such services.

D. Notwithstanding the foregoing, the amount charged to Tenant for any year with respect to those Controllable Direct Expenses (defined below) in excess of the Controllable Direct Expenses paid or incurred in the first full year of the Term (the "Base Year Controllable Direct Expenses") is limited to the amount by which the Base Year Controllable Direct Expenses is exceeded by the Base Year Controllable Direct Expenses as increased at the cumulative annual rate of five percent (5%). By way of illustration, if the Base Year Controllable Direct Expenses are $1.00 per square foot, Controllable Direct Expenses chargeable to Tenant for the second year cannot exceed $1.05 per square foot, $1.10 per square foot for the third year, $1.15 per square foot for the fourth year, and so forth. "Controllable Direct Expenses" means those Direct Expenses which are within the reasonable control of Landlord, and shall not include insurance costs, or costs or expenses (for example, without limitation) which are established by public utilities, government regulation or multi-employer labor agreements or which are subject to variation due to weather conditions, such as snow removal or for which Landlord has solicited bids from at least three sources and accepts the lowest bid.

E. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are contractually allocated among all of the buildings in the Development and Landlord shall use methods of allocation that are considered reasonable and appropriate for the circumstances. Tenant hereby consents to such contractual allocations and agrees that the Building's portion shall be included in Operating Costs.

F. During December of each year or as soon thereafter as practicable (but no later than January 31 of the next year). Landlord shall give Tenant written notice of its estimate of the amount payable under Paragraph 5A for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given.

G. Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the Operating Costs under Paragraph 5A and Tenant's share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.

H. Tenant or its representative shall have the right to examine Landlord's books and records relative to Operating Costs and Taxes during normal business hours within ninety (90) days following the furnishing of the annual statement to Tenant. Unless Tenant takes written exception to any item within one hundred twenty (120) days following the furnishing of the annual statement of Tenant, such statement shall be considered as final and accepted by Tenant and Landlord. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord. If Tenant gives notice of such exception: (1) any charges disclosed by such statement which Landlord agrees are irregular or improper shall be promptly corrected by Landlord and Tenant shall receive a credit (subject, however, to Landlord's right to offset such amount by any amounts owing from Tenant to Landlord under this Lease) for any overpayments made by Tenant as a result of such irregularities or improper charges; or (2) any charges disclosed by such statement which Landlord and Tenant cannot agree upon shall be resolved by a report as to the proper amount of Operating Costs to be given by an independent certified public accountant mutually satisfactory to Landlord and Tenant, which shall be final, binding and conclusive upon Landlord and Tenant (Tenant agrees to pay the cost of such report unless it is determined that Landlord's original determination of the actual (as distinguished from estimated) Operating Costs was in error by more than 2% [in which case, Landlord shall pay the cost of the report]).



VI.      Electric Service

A. To the extent Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as additional rent, for all electricity used by Tenant in the Premises for lighting, convenience outlets, and other direct uses. The charge shall be based upon metered use and shall be at the rates charged for such services by the local public authority or utility. Tenant may contract with alternative electricity providers so long as electricity costs and the electricity distribution system in the Development are not negatively affected.

B. Interruptions of any service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease, except as provided in Paragraph 8C.



VII.     Alterations and Repairs

A. Landlord agrees to install at Landlord's cost and expense the improvements described in Exhibit B. All other improvements to the Premises ("Alterations") shall be installed at the cost and expense of Tenant, but only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and only by Landlord or by contractors and subcontractors approved (or previously approved) by Landlord or on Landlord's list of approved contractors; provided, however, that Landlord's consent will not be required in the case of Alterations which meet all of the following criteria: (i) they are not structural in nature, (ii) they are not visible from the exterior of the Building, (iii) they do not affect or require material modification of the Building's electrical, mechanical, plumbing, HVAC or other systems, and (iv) they do not cost more than $50,000 in aggregate. Landlord shall designate at the time of approval which Alterations must be removed by Tenant at the end of the Term. Only in connection with any request for an approval of Alterations which requires the issuance of a building permit, Landlord may retain the services of an architect and/or engineer and, except as set forth in the Work Letter, Tenant shall reimburse Landlord for the reasonable fees of such architect and/or engineer, provided that, prior to Landlord's engagement of such services Landlord notifies Tenant of the estimated cost of such services. All Alterations shall be constructed in accordance with all governmental laws, ordinances, rules and regulations ("Laws") and Tenant shall, prior to construction, provide such assurances to Landlord, including but not limited to, waivers of lien and surety company performance bonds, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics', laborers', materialmen's or other liens. At the time of completion of each Alteration for which Tenant does the work, Tenant shall deliver to Landlord a set of final "as-built" plans. All Alterations shall be and remain the property of Tenant during the Term. Tenant shall remove all Alterations which were not approved by Landlord and all Alterations which Landlord designated to be removed when Landlord approved them and restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that, if at such time Landlord so elects, such Alterations shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and title shall pass to Landlord under this Lease as by a bill of sale. All such removals and restoration shall be accomplished in a good workmanlike manner by contractors previously approved or approved in writing by Landlord (which approval shall not be unreasonably withheld) so as not to damage the Building.

B. Landlord shall maintain in good repair and condition the exterior and all structural portions of the Building and all portions of the Premises outside the Building, including, but not limited to maintaining, repairing, and replacing the roof, foundation, air-conditioning, heating, plumbing, electrical and sewerage systems and the exterior walls of the Building, maintaining and repairing all parking lots and landscaping, keeping parking spaces, driveways and sidewalks reasonably free from snow and ice and taking reasonable actions to keep the Building free from infestation of insects, rodents, bugs or animals. To the extent permitted under Article V, the costs incurred by Landlord hereunder will be Operating Costs. Tenant shall promptly give Landlord written notice of any defect or need for repairs, after which Landlord shall repair same or cure such defect within thirty (30) days, or such additional time as may be reasonably necessary, provided that Landlord is proceeding diligently to effect such cure. If Landlord defaults in its obligation to repair hereunder, Tenant may, after notice to Landlord, effect such repair or cure and Landlord shall, upon receipt of Tenant's actual invoices, reimburse Tenant for the costs of any such repair which would not have been Operating Costs. In no event shall Tenant be entitled to offset any amount which may be due against the rent due hereunder. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible shall be limited to the cost of such repairs or maintenance or the curing of such defect.

C. Landlord shall be responsible for any costs incurred in delivering the Premises to Tenant in full compliance with governmental requirements, including the Americans With Disabilities Act ("ADA"). If Tenant makes any Alterations to the Premises or change in the use which affect governmental compliance, including ADA compliance, Tenant shall be responsible for any costs of compliance with such governmental requirements resulting from such Alterations.

D. Except for ordinary wear and tear, loss by fire, or other casualty, Landlord's repair and maintenance obligations and as otherwise provided in this Lease, Tenant shall at its expense keep in good order, condition and repair the interior of the Building (including all fixtures installed by Tenant, water heaters within the Premises and plate glass) and shall promptly and adequately repair all glass, doors, fixtures, equipment and appurtenances therein damaged or broken. To the extent that Landlord is the beneficiary of warranties which cover Tenant's repair obligations, Landlord shall either assign such warranties to Tenant or, if they are not assignable, Landlord shall use reasonable efforts to enforce such warranties for Tenant's benefit. Tenant shall deliver up the Premises at the termination of the Lease in the same condition as when received by Tenant, broom clean and free of all debris, reasonable wear and tear, loss by fire or other casualty and the repair and maintenance obligations of Landlord under this excepted. Any repairs or replacements shall be with materials and workmanship of the same character, kind and quality as the original. Tenant will not, without the prior written consent of Landlord, install any signs or advertising media of any type on or about the Premises which is visible from the exterior of the Premises (other than the signage permitted under Article XXIII), but Tenant may install such materials without Landlord's consent if they are not visible from the exterior.

VIII.    Services

A. Landlord  agrees to furnish  Tenant,  while  occupying  the Premises:  water;
heated and refrigerated air conditioning in season at such times as Tenant requests, and at such temperatures as are in accordance with any applicable statutes, rules or regulations and are considered by Landlord to be standard; janitor service to the Premises on weekdays other than holidays and window washing at least twice a year; operatorless passenger elevators; but, except as provided in Paragraph 8C, any stoppage or interruption of these defined services, resulting from any cause, shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Landlord hereby reserves the right to charge Tenant for any additional services requested by Tenant on such basis as Landlord, in its sole, but reasonable, discretion, determines.

B. Upon at least thirty (30) days prior notice, Tenant may elect to provide all (but not some) janitorial service to the interior of the Building, at Tenant's sole cost and expense, in which case any janitorial services provided by Tenant shall be Tenant's sole risk and responsibility and Operating Costs will not include any interior janitorial costs; provided, however, Tenant may subsequently request Landlord, on at least thirty (30) days prior notice, to resume janitorial service, whereupon Landlord shall again be responsible for such service and include the cost thereof in Operating Costs.

C. If there is an interruption of services which renders the Premises unusable for its intended purpose for more than three (3) consecutive business days and such interruption is a result of factors within the reasonable control of Landlord, then rent shall abate from the fourth day until such services are restored.



IX.      Use of Premises

A. The Premises shall be used for the Permitted Uses and no others. Tenant will not occupy or use, nor permit any portion of Premises to be occupied or used, for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which will render void or in any way increase the rate of fire insurance on the Building or its contents, and Tenant, shall immediately cease and desist from such use, paying all costs and expenses resulting therefrom.

B. Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for any Permitted Use. Tenant shall comply with all Laws applicable to the use and its occupancy of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. If, as a result of any change in Laws the Premises must be altered to lawfully accommodate Tenant's use and occupancy, such alterations shall be made only with the consent of Landlord, but the entire cost shall be borne by Tenant; provided, that, the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply with such Laws.

C. All trade fixtures of Tenant (as set forth on the attached Exhibit D) and movable personal property of Tenant shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Lease. Landlord agrees to execute and deliver a consent and a waiver in substantially the form attached hereto as Exhibit E to any third party providing financing secured by the personal property of Tenant. Landlord waives each and every right which Landlord now has or may hereafter have to levy or distraint for rent, in arrears, in advance or both, or to claim or assert title to the personal property lease, sold or held as security by such financing party.

D. Tenant shall pay upon demand as additional rent the full cost of repairing any damage to the Premises, Building or related facilities resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or resulting from Tenant's default hereunder. Landlord shall, at its own cost and expense, repair any damage to the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Landlord, its agents, servants or employees or caused by Landlord's breach of this Lease.

E. The current rules and regulations are described in Exhibit C. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building or the Development and copies thereof will be forwarded to Tenant. Tenant will comply fully with such rules and regulations. Tenant shall further be responsible for the compliance with such rules and regulations by Tenant's employees, servants, agents and visitors. Tenant's violation of such rules and regulations shall not be grounds for default hereunder, but shall solely give Landlord the right to receive and be awarded actual damages and/or injunctive relief as a result thereof.

F. Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, asbestos, PCB's, petroleum products or derivatives or other similar substances (collectively "Hazardous Materials") on, under, or about the Premises; provided that Tenant may handle, store, use or dispose of fuel for the electrical generator installed pursuant to Exhibit B and other products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as toner for copies, and the like); provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises, the Building or the environment. Tenant further agrees that Tenant will not permit any substance to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall, regardless of its inherent hazardous characteristics, be considered a Hazardous Material for purposes of this Lease. Landlord represents that, to the best of its knowledge, no Hazardous Materials exist on the Premises as of the date hereof, and such representation shall be deemed remade as of the Delivery Date.

G. Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. Any of Tenant's insurance insuring against claims of the type dealt with in this Paragraph shall be considered primary coverage for claims against the Premises arising out of or under this Paragraph.



X.       Inspections

         Landlord shall have the right to enter the Premises at any reasonable time during business hours following reasonable notice (except in the case of emergencies or to provide routine cleaning or maintenance), for the following purposes: (a) to ascertain the condition of the Premises; (b) to determine whether Tenant is diligently fulfilling Tenant's responsibilities under this Lease; (c) to clean and to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; or (d) to do any other act or thing which Landlord deems reasonable to preserve the Premises and the Building. Landlord will use commercially reasonable efforts not to interfere with Tenant's business. During the last six (6) months of the Term and at any time Tenant is in default hereunder, Landlord shall have the right following reasonable notice to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the Premises. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant vacates the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Other than Landlord's rights hereunder, Landlord shall not grant any rights to others to use any portion of the Premises, including the parking areas, which Landlord agrees are for the exclusive use of Tenant.



XI.      Assignment and Subletting

A. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In no event may Tenant sublet, nor will Landlord consent to any sublease of, all or any portion of the Premises if the rent is determined in whole or in part based upon the income or profits derived by the sublessee (other than a rent based on a fixed percentage or percentages of receipts or sales). Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent. Such service charge shall be collectible by Landlord only where consent is granted by Landlord.

B. If Tenant is an entity other than a natural person, the ownership interests of which at the time of execution of this Lease, are held by fewer than fifty
(50) persons, and if at any time during the Term persons or other entities who own at least one-third (1/3) of its ownership interests at the time of the execution of this Lease or following Landlord's consent to a transfer of such ownership interests, cease to own such ownership interests (other than as a result of transfer by bequest or inheritance), such transfer shall, at the option of Landlord, be deemed a default by Tenant under this Lease.

C. In the event that Tenant sublets, assigns or otherwise transfers its interest in this Lease and at any time receives Excess Rent, Tenant shall pay to Landlord fifty percent (50%) of the Excess Rent as received by Tenant. Tenant shall furnish Landlord with a sworn statement, certified by an officer of Tenant or an independent certified public accountant, setting forth in detail the computation of Excess Rent, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and the right to make copies thereof. If a part of the consideration for such sublease or assignment shall be payable other than in cash, the payment to Landlord shall be payable in such form as is reasonably satisfactory to Landlord. For purposes of this Paragraph, the term "Excess Rent" shall mean the excess, if any, of (i) all amounts received or to be received in the form of cash, cash equivalents, and non-cash consideration by Tenant from any assignee or sublessee over (ii) the sum of the rent payable to Landlord hereunder (or, in the case of a sublease of a portion of the Premises, the portion of the Rent which is allocable on a per square foot basis to the space sublet), plus the amount of any marketing expenses, reasonable brokers' commissions and costs of tenant improvements incurred by Tenant in connection with such assignment or sublease, all of which shall be, in the case of a sublease, amortized over the term of the sublease for the purpose of calculating the amounts of the periodic payments due to Landlord hereunder.

D. Other than an Immaterial Sublease, any assignment or subletting by Tenant pursuant to Paragraph 11A of all or any portion of the Premises, or termination of the Lease for a portion of the Premises pursuant to Paragraph 11B, shall automatically operate to terminate each and every right, option, or election, if any exist, belonging to Tenant, including by way of illustration, but not limitation, any option to expand its premises or to extend or renew the term of Tenant's lease for all or any portion of the Premises - i.e. such rights and options shall cease as to both space sublet or assigned and as to any portion of the original Premises retained by Tenant.

E. Notwithstanding the foregoing, Tenant may, without Landlord's consent (but with notice to be given to Landlord within thirty (30) days after such event), sublet all or a portion of the Premises or assign this Lease to any Affiliate, or to any entity succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise upon the following conditions: (i) that the tangible net worth of such assignee shall be equal to or greater than Tenant's tangible net worth as of the Commencement Date; (ii) that Tenant is not at such time in default hereunder beyond any applicable notice and cure periods; and (iii) that such successor shall execute an instrument in writing in form and substance reasonably acceptable to Landlord fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and shall deliver the same to Landlord. Any such sublease or assignment shall not relieve Tenant from liability hereunder. As used herein, "Affiliate" shall mean as to any party, a corporation, partnership or other entity controlled by, controlling, or under common control with such party. As used herein the term, "control" shall mean possession of the power, directly or indirectly, to (a) vote more than fifty percent (50%) of the voting securities having ordinary power for the election of directors, or (b) direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.



XII.     Fire and Casualty Damage

A. Landlord shall maintain in effect throughout the term of this Lease policies of insurance covering the Building and other improvements on the Property, in an amount equal to their full replacement value, providing protection against any peril included under a standard form of insurance policy used in Illinois for fire and all risks. Such policies shall be procured by Landlord from responsible insurance companies authorized to do business in Illinois and rated by Best's Insurance Guide at A-:VII or better. A copy of such policies shall be delivered to Tenant prior to the Commencement Date. Not less than thirty (30) days prior to the expiration date of such policies, a certified copy of a renewal thereof shall be delivered to Tenant. Such policies shall further provide that not less than thirty (30) days' written notice shall be given to Tenant before such policies may be cancelled or changed to reduce the insurance coverage provided thereby.

B. If the Building or Premises are rendered partially or wholly untenantable by fire or other casualty, Landlord shall deliver to Tenant a notice within sixty
(60) days of such fire or other casualty setting forth the time, as reasonably determined by Landlord, required to materially restore the Building or Premises. If such damage cannot, in Landlord's reasonable estimation, be materially restored within one hundred eighty (180) days of such damage, then either party may terminate this Lease. A party shall exercise its option by written notice within thirty (30) days of the date of Landlord's determination notice. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used. If this Lease shall be terminated pursuant to this Article XII, the Term shall end on the date of the notice of termination as if that date had been originally fixed in this Lease for the expiration of the Term and, if the Premises is untenantable in whole or in part following the casualty, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.

C. If this Lease is not terminated pursuant to Paragraph 12A, then Landlord shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the date of such damage). If this Lease shall not be terminated pursuant to this Article XII and if the Premises is untenantable in whole or in part following the casualty, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.

D. In the event that Landlord should fail to complete such repairs and material restoration within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term; provided however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. Notwithstanding the above, if Landlord delivers to Tenant a notice setting forth a new projected date for completion of the material restoration of the Premises (such notice shall be accompanied by an explanation for the revised date), then Tenant shall have fifteen (15) days thereafter to exercise its right to terminate; if Tenant does not exercise its right to terminate within such fifteen (15) day period it shall be deemed to have agreed to allow Landlord until the date set forth in Landlord's notice to materially restore the Premises and may not thereafter exercise this right to terminate unless and until Landlord has failed to materially restore by such later date.

E. In no event shall Landlord be required to rebuild, repair or replace any Alterations which may have been placed in or about the Premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises, Building or Property requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice to Tenant within thirty (30) days after such requirement is made by any such holder, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term.

G. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage or any other perils insured in policies of insurance covering such property (or which would have been insured if coverage required herein had been carried), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will require its insurance carriers to include in its policies such a clause or endorsement.

H. In the event of any damage or destruction to the Building or Premises, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the salvagable property belonging to Tenant from such portion or all of the Building or Premises as Landlord shall request.


XIII.    Liability

         Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, costs and expenses, including reasonable attorney's fees, arising out of any claim of injury or damage on or about the Premises caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises, Building or Development under express or implied invitation of Tenant or arising out of Tenant's use of the Premises. Tenant shall not be liable for and Landlord will indemnify and hold Tenant harmless from any loss, liability, costs and expenses, including reasonable attorney's fees, arising out of any claim of injury or damage on or about the Premises caused by the negligence or misconduct or breach of this Lease by Landlord, its agents, employees or contractors. Landlord shall not be liable to Tenant or Tenant's agents, employees, invitees or any person entering upon the Development in whole or in part because of Tenant's use of the Premises for any damage to persons or property due to condition, design, or defect in the Building or its mechanical systems which may exist or occur, other than by reason of Landlord's negligence, and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or negligence. Tenant shall procure and maintain throughout the term of this Lease a policy of insurance, in form and substance satisfactory to Landlord, at Tenant's sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (a) the Premises; (b) the condition of the Premises; (c) Tenant's operations in and maintenance and use of the Premises; and (d) Tenant's liability assumed under this Lease; the limits of such policy to be in the amount of not less than $5,000,000 per occurrence in respect of injury to persons (including death) and in the amount of not less than $500,000 per occurrence in respect of property damage or destruction, including loss of use thereof. Such policy shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. A certified copy of such policy, together with receipt evidencing payment of the premium, shall be delivered to Landlord prior to the Commencement Date. Not less than thirty (30) days prior to the expiration date of such policy, a certified copy of a renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Landlord. Such policy shall further provide that not less than thirty (30) days' written notice shall be given to Landlord before such policy may be cancelled or changed to reduce the insurance coverage provided thereby.



XIV.     Condemnation

A. If any substantial part of the Building or Premises should be taken for any public or quasi-public use under Laws or by private purchase in lieu thereof (a "Taking") and the Taking would prevent or materially interfere with the use of the Building or Premises for the purpose for which it is then being used, this Lease shall terminate effective when the Taking shall occur in the same manner as if the date of such Taking were the date originally fixed in this Lease for the expiration of the Term.

B. If part of the Building or Premises shall be taken in a Taking, and this Lease is not terminated as provided in Paragraph 14A, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building and Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such Taking as is reasonably feasible under all the circumstances. Notwithstanding anything to the contrary herein, if, as a result of a partial taking, Tenant's business is significantly effected and Landlord can not mitigate the partial taking, the terms of Paragraph 14A shall apply and this Lease shall terminate.

C. In the event of any such Taking, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant's loss of its leasehold interest, the right to such award being hereby assigned by Tenant to Landlord.



XV.      Holding Over

         Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (a) creation of a tenancy at sufferance, or
(b) creation of a month to month tenancy, in any case upon the terms and conditions set forth in this Lease; provided, however, that the rental shall, in addition to all other sums which are to be paid by Tenant hereunder, be equal to 150% of the rental being paid under this Lease immediately prior to such termination. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all direct damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.



XVI.     Quiet Enjoyment

         Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.



XVII.    Events of Default.

         Each of the following events shall be deemed to be an "event of default" by Tenant under this Lease:

A. Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due. Landlord shall give Tenant written notice of such default once during a calendar year and Tenant shall have five (5) days from the date of such notice to cure such default;

B. Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within thirty (30) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such 30 day period, Tenant has commenced the cure within such 30 day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days;

C. Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise;

D. The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for thirty (30) days after written notice thereof to Tenant;

E. Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof;

F. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.



XVIII.   Remedies

         Upon the occurrence of an event of default which is not timely cured, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

A. Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

B. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

C. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (1) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the Term, less the then present value of the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants which would have otherwise been performed by Tenant;

D. 1. Upon any termination of Tenant's right to possession only without termination of the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph 18B, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term. In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the Term plus any other sums provided herein to be paid by Tenant for the remainder of the Term, to be used by Landlord as a deposit against Tenant's obligations under Subparagraph 18D(2);

2. Landlord shall use reasonable efforts to relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its reasonable discretion, shall determine. Landlord and Tenant agree that Landlord may relet the Premises for a greater or lesser term than that remaining under this Lease, relet the Premises as a part of a larger area, or change the character or use made of the Premises. Landlord and Tenant further agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover sums falling due under this section from time to time;

E. Landlord may, at Landlord's option, enter into and upon the Premises, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease;

F. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

G. In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and two percent (2%) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after demand therefor shall be an additional event of default. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Notwithstanding the foregoing, Landlord agrees not to assess a late charge unless Tenant fails to pay the amount in question within ten (10) days of Landlord's notice that such payment has not been made; provided, further, that no such notice will be required in order to assess the late charge: (i) for the twelve (12) month period subsequent to Landlord having given Tenant two (2) such notices in any twelve (12) month period; or (ii) if Tenant is in default pursuant to Article 17.

H. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. Without limiting the foregoing, Tenant hereby expressly waives any right to trial by jury in any summary proceeding for possession of the Premises.

I. If, on account of any breach or default by either party in its obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for the non-defaulting party to employ or consult with an attorney concerning or to enforce or defend any of its rights or remedies hereunder, the defaulting party agrees to pay any attorney's fees so incurred.



XIX.     Tenant's Bankruptcy Or Insolvency.

         If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"), Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises then accorded to Tenant in Article XI, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

A. Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

B. Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article III; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

C. Landlord shall have, or would have had absent the Debtor's Law, no right under Article XI to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.



XX.      Mortgages

         Tenant accepts this Lease subject and subordinate to any mortgages and deed of trust now or at any time hereafter constituting a lien or charge upon the Property, or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust ("Mortgagee") elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such Mortgagee, this Lease shall be deemed superior to such lien whether this Lease was executed before or after said mortgage or deed of trust. Notwithstanding any subordination specified or required by this Lease, so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, neither the Lease, nor any of Tenant's rights will be terminated or disturbed or subject to termination by any action to enforce the security of any mortgage, trustee or by any proceeding or action in foreclosure. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such Mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case. Notwithstanding the foregoing, the subordination of this Lease shall not be effective until Tenant receives a commercially reasonable non-disturbance agreement from the Mortgagee.



XXI.     Mechanic's and Other Liens

         Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, liability, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant will not permit any mechanic's lien or liens or any other liens which may be imposed by law affecting Landlord's or its Mortgagees' interest in the Premises or the Building to be placed upon the Premises or the Building arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of bill therefor. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord's Mortgagee in the Premises, and Landlord and any such Mortgagee are, by the expiration of said twenty (20) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and any such Mortgagee.



XXII.    Notices

         Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth in Article I, or at such other address as it has then last specified by written notice delivered in accordance with this Article XXII, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this Article to the same effect as if each had received such notice.



XXIII.   Tenant's Signage Rights

         Tenant shall be entitled to construct, maintain, repair and replace (at its sole cost and expense) the following signage at the Premises: (i) two illuminated signs on the Building facade facing the Tri-State Tollway and Route 60; and (ii) an illuminated monument sign at the entrance to the Building from Riverwoods Boulevard. All signage must be in conformance with all applicable governmental requirements or any variance granted in connection therewith, including the annexation agreement with the Village of Mettawa. Unless Landlord requests otherwise, Tenant must remove all such signs at the end of the Term and repair any damage caused to the Premises by such removal.



XXIV.    Certain Rights Reserved To The Landlord

         The Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

A. to take any and all measures, upon reasonable notice to Tenant, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or Building or the Landlord's interests, or as may be necessary or desirable in the operation of the Building; and

B. to add, remove or modify buildings, roadways, walkways, landscaping, lakes, grading and other improvements in or to the Development, so long as such actions do not materially and adversely affect Tenant's use of the Premises.


XXV.     Miscellaneous

A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided herein. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor shall upon such assignment, become "Landlord" hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of "Landlord" hereunder. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other tenant in the Building of which the Premises is a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof.
D. Tenant shall at any time and from time to time within twenty (20) days after written request from Landlord execute and deliver to Landlord or any prospective Landlord or Mortgagee or prospective Mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or Landlord's Mortgagee or prospective Mortgagee certifying and stating as follows: (1) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (2) this Lease (as so modified or amended) is in full force and effect (or if not in full force and effect, the reasons therefor); (3) the Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent (or if there are any such defenses or offsets, specifying the same); (4) Tenant is in possession of the Premises if such be the case; (5) if an assignment of rents or leases has been served upon Tenant by a Mortgagee or prospective Mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (6) any other accurate statements reasonably required by Landlord or its Mortgagee or prospective Mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or Mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.

E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

F. All obligations of Tenant hereunder not fully performed as of the expiration of earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Taxes and Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary: (1) to repair and restore the Premises as provided herein; and (2) to discharge Tenant's obligation for unpaid Taxes, Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.

G. If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable Laws, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

H. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any sum then owed pursuant to this Lease.

I. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, material shortages, lockouts, riots, insurrection or acts of war, the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this section shall, at no time, operate to excuse Landlord or Tenant from any obligations for payment of rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

J. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be.

K. Each of the parties (1) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described in Article I; and (2) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys' fees) incurred as a result of an alleged breach of the foregoing warranty. Landlord agrees to promptly pay the broker, if any, listed in Article I.

L. Except as specifically provided in the Lease: (1) whenever a party's permission, consent or approval is required pursuant to the terms of this Lease, the same shall not be unreasonably withheld, refused or delayed; (2) whenever any opinion or election by a party is required, the same shall be exercised reasonably and will not be unreasonably delayed; (3) whenever a party's judgment or satisfaction is required, shall be deemed to mean the reasonable judgment or satisfaction of the party; (4) whenever an indemnification or reimbursement is required to be made by a party under this Lease, amounts owed shall only be those reasonable costs incurred by the indemnified party; and (5) whenever a party's permission, consent or approval is required to be reasonable, it shall also be required not to be unreasonably withheld or delayed. Except for fees of real estate tax attorneys resulting from the contesting of Taxes, whenever attorneys' fees are referred to in this Lease, in all cases it shall be deemed to mean reasonable attorneys' fees and not necessarily actual attorneys' fees.

M. If, at any time during the term of this Lease, Landlord shall determine to sell and convey the Premises or the beneficial interest of Landlord therein, as the case may be, then Landlord shall notify Tenant in writing of Landlord's contemplated sales price therefor. Tenant shall then have a period of thirty
(30) days from and after the date of such written notice to negotiate, execute and deliver to Landlord a written offer to purchase such interest on a purchase agreement reasonably acceptable to both parties in an amount equal to Landlord's contemplated sales price without regard to a sales commission, whereupon Landlord shall be obligated to accept such written offer to purchase. If Tenant fails, refuses or is otherwise unable to deliver to Landlord such written offer to purchase within said thirty (30) day period, Landlord shall thereafter have the right to sell such interest to any third party on whatever terms and conditions Landlord is willing to accept. The provisions of this Paragraph shall not apply to any Tenant shall have no right to purchase the Premises with respect to: (1) the sale of the Premises if packaged together with other building(s) of Landlord; (2) a foreclosure sale or deed in lieu of foreclosure given to Landlord's mortgagee or the conveyance by said fee mortgagee to a bona fide purchaser following a foreclosure or deed in lieu thereof; or (3) any sale leaseback transaction entered into for financing purposes; provided, however, that Tenant's right pursuant to this Paragraph shall not be extinguished by the transactions described in the foregoing clauses (2) or (3). The provisions of this Paragraph shall apply only to Tenant, or any affiliate of Tenant and shall not inure to the benefit of any assignee or subtenant of Tenant, except for assignees or subtenants which do not require Landlord's approval.

N. Landlord, at its sole cost and expense, shall deliver to Tenant, prior to commencement of Tenant's work in the Premises, a leasehold title policy in the amount of $1,000,000 insuring Tenant's interest in this Lease and subject only to such exceptions as Tenant may reasonably accept and including an ALTA 3.1 zoning endorsement indicating Tenant's permitted uses are permitted under the existing zoning. Such policy is a condition of Tenant's performance hereunder and, if Landlord fails to deliver such policy, Tenant may, by ten (10) days prior written notice, terminate this Lease; provided, however, that if Landlord delivers such policy within such ten days, Tenant's termination notice shall be null and void.



XXVI.    Landlord's Exculpation

         It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability whatsoever against the Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and every person now or hereafter claiming any right or security hereunder, and that so far as Landlord, or its successors and assigns, is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to Landlord's interest in the Building for the payment thereof.


TENANT:                                              LANDLORD:

CDW COMPUTER CENTERS, INC.          HP WOODLAND FALLS I, LLC

By:                                          By:
     --------------------                       --------------------------

Title:                                      Title:
     --------------------                       --------------------------

Date:  October             , 2000               Date:  October            , 2000
              -------------                                   ------------

472284_8.DOC                                              2

472284_8.DOC                                              1
                                   EXHIBIT A-1
                        LEGAL DESCRIPTION OF THE PROPERTY

                      LEGAL DESCRIPTION FOR PROPOSED LOT 2
                      IN HAMILTON OFFICE 1st RESUBDIVISION
                                METTAWA, ILLINOIS

THAT PART OF LOT 1 IN HAMILTON OFFICE SUBDIVISION, BEING A SUBDIVISION OF PART OF THE WEST HALF OF SECTION 36, TOWNSHIP 44 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 8, 1999 AS DOCUMENT NO. 4416298, IN LAKE COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 1, SAID POINT BEING ON THE EASTERLY LINE OF RIVERWOODS BOULEVARD PER DOCUMENT NO. 4416298; THENCE NORTHERLY ALONG THE EASTERLY LINE OF RIVERWOODS BOULEVARD THE FOLLOWING SIX (6) COURSES:
THENCE NORTH 13 DEGREES 16 MINUTES 46 SECONDS WEST, 130.17 FEET; THENCE NORTH 00 DEGREES 03 MINUTES 07 SECONDS EAST, 197.54 FEET TO A POINT OF CURVATURE; THENCE NORTHERLY 120.36 FEET ALONG THE ARC OF A CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 691.00 FEET AND A CHORD BEARING NORTH 05 DEGREES 02 MINUTES 31 SECONDS EAST, 120.20 FEET TO THE POINT OF BEGINNING; THENCE NORTHEASTERLY 381.86 FEET CONTINUING ALONG THE LAST DESCRIBED COURSE, BEING A CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 691.00 FEET AND A CHORD BEARING NORTH 25 DEGREES 51 MINUTES 48 SECONDS EAST, 337.03 FEET TO A POINT OF TANGENCY; THENCE NORTH 41 DEGREES 41 MINUTES 42 SECONDS EAST, 141.22 FEET TO A POINT OF CURVATURE; THENCE
NORTHEASTERLY 162.34 FEET ALONG THE ARC OF A CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 780.00 FEET AND A CHORD BEARING NORTH 35 DEGREES 43 MINUTES 58 SECONDS EAST, 162.05 FEET; THENCE SOUTH 59 DEGREES 39 MINUTES 59 SECONDS EAST, 233.69 FEET; THENCE SOUTH 30 DEGREES 10 MINUTES 00 SECONDS WEST, 45.53 FEET; THENCE SOUTH 59 DEGREES 50 MINUTES 00 SECONDS EAST, 104.78 FEET; THENCE SOUTH 30 DEGREES 10 MINUTES 00 SECONDS WEST, 190.19 FEET; THENCE SOUTH 59 DEGREES 50 MINUTES 00 SECONDS EAST, 170.99 FEET; THENCE NORTH 30 DEGREES 10 MINUTES 00 SECONDS EAST, 71.19 FEET; THENCE SOUTH 59 DEGREES 50 MINUTES 00 SECONDS EAST, 80.35 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF SAID LOT 1, SAID POINT ALSO BEING ON THE NORTHWESTERLY LINE OF THE NORTHERN ILLINOIS TOLL HIGHWAY; THENCE SOUTHEASTERLY ALONG SAID LINE THE FOLLOWING FOUR (4) COURSES:
THENCE SOUTH 33 DEGREES 40 MINUTES 22 SECONDS WEST, 61.97 FEET; THENCE SOUTH 22 DEGREES 53 MINUTES 08 SECONDS WEST, 164.38 FEET; THENCE SOUTH 31 DEGREES 48 MINUTES 16 SECONDS WEST, 177.55 FEET; THENCE SOUTH 29 DEGREES 42 MINUTES 48 SECONDS WEST, 48.39 FEET TO A POINT OF INTERSECTION WITH THE NORTHERLY LINE OF AN EASEMENT RECORDED AS DOCUMENT NO. 4416298; THENCE NORTH 65 DEGREES 20 MINUTES 49 SECONDS WEST, 620.70 FEET ALONG SAID NORTHERLY LINE TO THE POINT OF BEGINNING.

LEGAL DESCRIPTION UPON RECORDING OF HAMILTON OFFICE 1st RESUBDIVISION:

LOT 2 IN HAMILTON OFFICE 1ST RESUBDIVISION, BEING A RESUBDIVISION OF LOT 1, IN HAMILTON OFFICE SUBDIVISION, BEING A SUBDIVISION OF PART OF THE WEST HALF OF
SECTION 36, TOWNSHIP 44 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF RESUBDIVISION RECORDED ___________ ___, 2000 AS DOCUMENT NO. _______________,
IN LAKE COUNTY, ILLINOIS

472284_8.DOC                                             D-1
472284_8.DOC                                             B-1
                                   EXHIBIT A-2
                            SITE PLAN OF THE PROPERTY

472284_8.DOC                                             C-4
                                    EXHIBIT B
                                   WORK LETTER



1.       Landlord's Work.

1.1 Landlord agrees to furnish and install the Base Building Improvements set forth in Attachment A at Landlord's sole cost and expense. Upon substantial completion of the Base Building Improvements, Landlord shall tender the Premises to Tenant and the later of such date or twenty (20) days after Landlord has given Tenant written notice of the date for such tender shall be the "Delivery Date". "Substantial completion" shall be defined as completion necessary for the Village of Mettawa to issue its customary certificate of occupancy or similar permit or authority for Tenant to use or occupy the Building (provided, that if such certificate is a temporary or conditional one, its issuance shall still constitute substantial completion provided that Landlord completes any additional work necessary for the issuance of a permanent certificate within the time frames required by the Village and the work does not affect Tenant's ability to commence and timely complete its work at the Premises). By its occupancy of the Premises, Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in its then existing condition, subject to latent defects, except that Tenant shall deliver a punch list of items not completed within thirty (30) days after the Commencement Date and Landlord agrees to proceed with due diligence to perform its obligations regarding such items.

1.2 In addition, Landlord shall construct a structured parking deck on the south parking area substantially as set forth in the Pepper Construction proposal dated August 29, 2000, not including the underground connection to the Building ("Landlord's Work"). Landlord's Work shall be completed in a good and workmanlike manner in accordance with applicable laws no later than April 1, 2001, subject to force majeure. Landlord shall pay the cost of Landlord's Work. Such costs shall include all construction costs and all architect's fees, space planner's fees, engineer's fees, fees for building permits and approvals. In the event that the cost of Landlord's Work is less than $4,000,000 ("Deck Allowance"), the Annual Rent shall be reduced by 10.5% of the amount of the difference between the cost of Landlord's Work and the Deck Allowance. Prior to the completion of Landlord's Work and subsequent to the Commencement Date, Landlord will provide surface parking for at least 300 cars to serve the Property.

2.       Working Drawings.

2.1 No later than December 1, 2000, Tenant shall cause to be prepared and delivered to Landlord Working Drawings for the Premises. Working Drawings shall mean, collectively, the space plan prepared by Partners by Design (the "Space Plan"), the final plans and specifications for the Premises (the "Construction Drawings"), including all plans prepared by Partners by Design (the "Architect") and TBD (the "Engineer"), including but not limited to details of partitions, doors, electrical and telephone outlets, ceilings, finishes, sprinklers, heating, ventilating, sound attenuation, air conditioning, plumbing, and electrical systems, finishes, paint, millwork, cabinetry and floor and wall coverings in the Premises. Landlord will review the Working Drawings and respond as soon as reasonably possible but in no event later than eight (8) business days after receipt. Further, within the following five (5) business days, Landlord and Tenant and their respective consultants shall review and discuss the Working Drawings, revise them as appropriate, and reach agreement on the final Working Drawings. Landlord and Tenant, or their authorized representatives, shall sign two sets of the Working Drawings and one signed set shall be delivered to each party. Any material changes or additions to the Working Drawings shall require written approval by Landlord, which approval shall not constitute approval of any municipality or other authority having jurisdiction and which shall not be unreasonably withheld or delayed.

2.2 Upon completion of the Working Drawings, Tenant shall immediately make application to the appropriate regulatory authorities for the required permits and approvals.

2.3 Upon receipt of a copy of the Working Drawings approved and signed by Landlord, and receipt of necessary permits, Landlord will permit Tenant to commence construction.

2.4 Neither review nor approval by Landlord of the Working Drawings shall constitute a representation or warranty by Landlord that any of the Working Drawings either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability, or compliance. Further, it is understood and agreed that any and all inspections of the Work made by Landlord, its consultant or their respective agents, employees and/or designees shall be solely for Landlord's own information and shall not be deemed to have been made for or on account of Tenant or any other party and Tenant hereby specifically relieves Landlord of any and all liability or responsibility relating in any way whatsoever to the construction of the Work, including but not limited to, the work thereon, the materials or labor supplied in connection therewith, and any errors, inconsistencies or other defects in the Working Drawings, except for portions which are Landlord's Work.

3.       Tenant's Work.

3.1 Tenant, at its sole cost and expense but subject to Landlord's obligation to pay the Tenant Allowance, shall perform all work in accordance with the terms of this Exhibit as required to put the Premises in a condition to permit the conduct of Tenant's business therein and in accordance with the requirements of the Lease (the "Work"). Unless otherwise provided herein or in the Lease, all installations (except trade fixtures) made by Landlord or Tenant hereunder shall remain the property of Landlord. Tenant shall hire its own contractor and suppliers for completion of the Work, provided such contractors and suppliers are reasonably acceptable to Landlord. Approval or disapproval of a contractor or supplier will be given in writing (with explanation if disapproval) within ten (10) days of submission. Failure of Landlord to notify Tenant within such time period shall be deemed approval.

3.2 Landlord shall have no responsibility with respect to the completion of the Work except that Landlord will cooperate with Tenant by complying with its obligations under the Lease including this Exhibit promptly. Tenant shall be responsible for insuring that all work performed by its contractors, workmen or suppliers complies with the approved Working Drawings and all applicable building codes and regulations of governmental authorities.

3.3 Tenant shall not permit Tenant's contractors or subcontractors to commence any work until the following insurance has been obtained by Tenant's contractors and subcontractors:

3.3.1 Workers' Compensation and Employers' Liability Insurance, with limits of not less than $500,000.00 and as required by any applicable laws where the Work is to be performed.

3.3.2 Commercial General Liability Insurance (including Owners' Protective Liability) in an amount not less than $2,000,000 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability, or a combination thereof, with a minimum aggregate limit $5,000,000, and with umbrella coverage with limits of not less than $5,000,000. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operation under the contracts, whether such operations are performed by Tenant's contractors or by anyone directly or indirectly employed by any of them.

3.3.3 Comprehensive Automobile Liability Insurance including the ownership, maintenance and operations of any automotive equipment owned, hired and non-owned, including loading and unloading of any automobile, in an amount not less than $1,000,000 per accident with umbrella coverage limits of not less than $2,000,000; which insurance shall insure Tenant's contractors and subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from its operations under its contract with Tenant whether such operations are performed by Tenant's contractors or subcontractors or by anyone directly or indirectly employed by any of them.

All physical damage insurance shall be in amounts at least equal to the full replacement cost of the covered items and shall not be subject to the application of any coinsurance clauses or requirements. Tenant shall furnish certificates of insurance evidencing the coverages to be provided by Tenant under this Paragraph prior to the commencement of the Work, which certificates shall state that such insurance coverage may not be changed or canceled without at least 30 days' prior written notice to Landlord and shall name as additional insureds Landlord and any other party reasonably requested by Landlord. All insurance shall otherwise be in form and substance reasonably satisfactory to Landlord.

3.4 Tenant's entry on the Premises to perform the Work shall be subject to, and Tenant shall fully perform and comply with, each of the following covenants, conditions and requirements:

3.4.1 Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not unreasonably interfere with Landlord and Landlord's agents, employees and contractors.

3.4.2 Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements that is reasonably satisfactory to Landlord, and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities thereon. In the event any entity performing work on behalf of Tenant causes any damage to the property of Landlord or others, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may, in addition to any other rights or remedies available to Landlord under this Lease or at law or equity, cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord as additional rent the cost of such repairs.

3.4.3 Construction equipment and materials are to be located in confined areas approved by Landlord and truck traffic is to be routed to and from the building as directed by Landlord so as not to burden the construction or operation of the Building. Landlord shall have the right to order Tenant or any contractor or subcontractor who violates the above requirements more than once to cease work and to remove it, its equipment, and its employees from the Building.

3.4.4 During the performance of the Work and Tenant's fixturing, Tenant shall accumulate its trash in containers supplied by Tenant and Tenant shall not permit trash to accumulate within the Premises. Tenant shall cause each entity employed by it to perform work on the Premises to abide by the provisions of this Exhibit as to the storage of trash and shall require each such entity to perform its work in a way that dust or dirt is contained entirely within the Building. Should Landlord deem it necessary to remove Tenant's trash because of accumulation, an additional charge to Tenant will be on a time and material basis.

3.4.5 To the extent not expressly prohibited by law, Tenant agrees to indemnify and defend Landlord, its partners, directors, officers, employees, legal representatives, servants and agents and save them harmless from and against any and all loss (including loss of rents payable by Tenant or other tenants and damage to the Building) and against all claims, actions, damages, liability and expense brought by any person(s), firm(s), or corporation(s) in connection with loss of life, bodily and personal injury or property damage arising from any occurrence in, upon or at the Premises or the Building occasioned wholly or in part by any act or omission of the Tenant or its contractors or subcontractors or otherwise in connection with the performance of the Work.

3.4.6 Tenant shall be responsible for all arrangements and costs related to moving its office equipment, supplies, furnishings, and other apparatus into the Premises. Tenant shall reimburse Landlord for the full cost of any repairs or replacements to the Building which result from Tenant's moving work, including any damage to the elevators which results from loads that exceed their rated capacity. Prior to the start of any moving work, Tenant will lay down plywood protection boards over floors, install pads in the freight elevator, pad corridor corners and entrance doors and frames and perform such other protective work as Landlord may reasonably require to minimize potential damage to the Building. Landlord shall not charge for the use of the freight elevator.

4.       Tenant Allowance.

4.1 Landlord shall reimburse Tenant for the cost of the tenant improvement work specified herein up to but not in excess of $32.00 per square foot of rentable area in the Premises ("Tenant's Allowance"). The Tenant's Allowance may be used for hard and soft construction costs, architectural fees, moving expenses, consulting fees, furniture, fixtures and equipment. Any portion of the Tenant's Allowance not used for the preceding costs shall be credited against the first payments of Annual Rent due under this Lease.

4.2 Landlord will make periodic payments (no more often than once a month) towards the cost of the Work upon receipt of (i) a certificate of Tenant's architect certifying as to the percentages of completion of the components of the Work and setting forth the amount authorized for disbursement subject to Landlord's 10% holdback hereinafter described and that the completed Work is substantially in accordance with the Working Drawings and in full compliance with all applicable laws; (ii) Tenant shall have delivered to Landlord copies of all licenses and building permits necessary for construction and completion of the Work for which such disbursement is being requested, all of which shall be unconditional; (iii) partial waivers of mechanic's or materialmen's lien claims; and (iv) Tenant's and its general contractor's sworn statement listing all subcontractors, the amounts of their contracts and the percentage of completion. The cost of the excess (the "Excess") of the actual cost of the Work over the Tenant Allowance shall be paid by Tenant. Landlord will fund draws within 30 days after receipt of the items listed above (but not than once a month). The balance of the Tenant Allowance (including the 10% holdback) shall be paid upon substantial completion of the Work as well as fulfillment of the requirements set forth in this section.

4.3 In addition to the Tenant Allowance, Landlord shall reimburse Tenant for the cost of preparing the Working Drawings, up to a maximum amount of $0.07 per square foot of rentable space in the Premises, and for the cost of one revision to the Working Drawings, up to a maximum amount of $0.03 per square foot.

5. Side-by-Side Construction. As soon as reasonably feasible after Tenant obtains a building permit for Tenant's work and prior to the Delivery Date, Landlord shall give Tenant access to the Building for purposes of commencing construction. Tenant's access shall not be deemed to be an acceptance of the completion or adequacy of Landlord's work pursuant to Section 1.1. Each party acknowledges that the intention is that Tenant and Landlord will be simultaneously constructing their respective improvements and each party shall cooperate with the other to facilitate such construction. However, Tenant and its contractors shall abide by all reasonable instructions and requests of Landlord and Landlord's contractor regarding construction matters where there is a likelihood of conflict between the parties. Tenant's early access to the Building shall be subject to all the terms and conditions of the Lease other than the payment of rent, Taxes and Operating Costs.

6. Miscellaneous. This Exhibit is expressly made a part of the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations on liability set forth in the Lease.

472284_8.DOC                                             C-7
472284_8.DOC                                             C-5

                                  Attachment A


                           Base Building Improvements


a.       (i) Main HVAC loop; (ii) perimeter fan powered boxes

         HVAC Operating Criteria / Minimum Standards:

         Summer: Not more than 76 degrees Fahrenheit dry bulb / INSIDE when OUTSIDE temperature reaches a high up to 95 degrees Fahrenheit dry bulb, 74 degrees wet bulb.

          Winter: Not less than 72 degrees Fahrenheit dry bulb / INSIDE when OUTSIDE temperature reaches a low up to -10 degrees Fahrenheit dry bulb.

b. Standard sprinkler distribution system with approximately one head every 225 USF along with riser, mains and control.

c. (i) Riser, disconnect and service connection cabling and conduit for Tenant distribution panels for six (6) watts for Power and Lighting, Demand Load per RSF and (ii) Telephone Riser with Net Pop on first
         (1st) floor.

d.       Building standard window coverings (horizontal mini blinds or other).

e. ADA approved Life Safety System riser and controls/panels to support audio and visual codes along with installation of elements in common areas. System shall meet the latest ADA and UL requirements.

f. All building interior columns and core walls insulated and drywalled; all taped, sanded and ready to accept Tenant's finishes up to 9'3" above finished floor at core and columns. Perimeter kneewall framed and insulated.

g. Public corridor on first (1st) and second (2nd) floor complete with finishes. Elevator cab finishes. Upper floor elevator lobbies drywalled, taped, sanded and ready to accept finishes and ceilings.

h.       Slab leveling:  Guaranteed to1/2" in 10'0" laterally, non-accumulative.

i.       Public area water coolers as required by code.

j. Supply air delivered to floor shall be no lower than one CFM per USF and temperature no higher than fifty-five (55) degrees at discharge shaft at roof-top unit.

k. Spray-on fireproofing on all core and shell structural steel members floor, ceiling and walls as per code.

l.       Operational combination passenger/freight elevator (4500 lb. Capacity).

m. Landlord will guarantee that all above ceiling Shell Condition Systems are installed allowing for the installation without conflict of building standard sized ceiling and above ceiling MEP components.

n.       Landlord will guarantee that the building is free of Asbestos.

o.       Sanitary waste vent, water connection on each floor.

p. All work and cost associated with ADA compliance outside of the Premises will be the sole responsibility of the Landlord.

472284_8.DOC                                             C-1
472284_8.DOC                                             C-6
                                    EXHIBIT C
                              RULES AND REGULATIONS

         1. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building. Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord; provided, however that Tenant shall be entitled to install, operate and maintain two satellite dishes on the roof, no bigger than 24 inches in diameter, for the reception of television and Internet broadcasts.

         2. The toilets, sinks and other water apparatus shall not be used for any purpose other than that for which they were constructed.

         3. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises (which Landlord has not previously approved), such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the Premises. Tenant shall not place or install any antennae or aerials or similar devices outside of the Premises.

         4. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of heavy objects shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move heavy objects in or out of the Building must be acceptable to Landlord.

         5. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.

         6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Premises closed. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or any public rooms regardless of whether such loss occurs when such area is locked against entry or not.

         7. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

         8. Tenant shall comply with the Declaration of Protective Covenants and Restrictions attached to the Annexation Agreement as Exhibit VIII dated November 28, 1998.

472284_8.DOC                                             C-1
472284_8.DOC                                             C-7
                                    EXHIBIT D
                                 TRADE FIXTURES

The following are categories of trade fixture issues that may be removed by Tenant, as Tenant's property, at the conclusion of the Lease term. Below each group are some examples of specific items that may be included in the group. The group is not limited to the example issues listed (A, B, C). Each group may include additional similar items.

1.       Telephone/computer systems
         A)       Switch
         B)       Patch panels
         C)       UPS system
         D)       Supplemental cooling equipment

2.       Free standing custom furniture/mill work
         A)       Reception desk
         B)       Conference tables
         C)       Appliances (other than built-in appliances)
         D)       Prefabricated counter and storage units for distribution areas

3.       Free standing manufactured furniture and equipment
         A)       Desks, chairs, files, counters, workstations
         B)       Computers, printers, copiers

4.       Artwork
         A)       Paintings
         B)       Graphics, murals
         C)       Custom rugs, unattached

5.       Plantings

6.       Security systems-other than those which are included in Landlord's Work
         A)       Cards, readers
         B)       Security system drivers
         C)       Cameras

7.       Interior signage

8.       Paging systems

472284_8.DOC                                             C-9
472284_8.DOC                                             C-8
                                    EXHIBIT E
                            LANDLORD'S WAIVER LETTER

         This  Waiver  and  Consent  is made on this day of , 20 by and  between
<insert  correct  legal name of  existing  landlord>  ("Landlord")  and  <insert correct legal name of existing tenant> ("Tenant").

     W I T N E S S E T H :

     WHEREAS, Landlord <or, if present landlord was not the original landlord, state "Landlord's predecessor" and name of such predecessor> and Tenant, <or, if present tenant was not the original tenant, state "Tenant's predecessor" and name of such predecessor> entered into that certain Lease dated , 20 <insert the titles and dates of all Amendments, i.e. "as amended by First Amendment dated June 10, 1999> (hereinafter collectively referred to as the "Lease"), for the premises located in the City of , -------------- County of State of , commonly known as <insert common description of ---------------- ------------------------
Premises e.g. Suite 222, Miller Office Building, 222 Miller Way> (the "Premises"); and

         WHEREAS, Tenant has received a loan from <insert correct legal name of lending entity> ("Lender") and a condition of said loan is that Lender receives a first security interest in Tenant's personal property, some of which is located at the Premises.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord does hereby consent to Tenant's granting of a security interest in its personal property to Lender and does hereby subordinate its security rights in such personal property under the Lease to Lender's liens, subject to the following terms and conditions:

1. Landlord's consent and subordination is effective only as to Tenant's loan from Lender and shall not waive any rights Landlord may have to consent to such other security interests as Tenant may elect to grant in the future. Tenant will continue to remain liable for the continuing performance of its lease obligation and in particular obligations concerning removal of Tenant's personal property.

2. Lender shall have the right to remove the Tenant's personal property or trade fixtures to which it has rights, and Landlord waives any rights it may have to prevent such removal, from the Premises before the expiration of the lease term or, if the lease term is terminated earlier due to Tenant's default within fifteen (15) days after termination of the term. If the property is not removed within such period, then Tenant and Lender waive any rights either may have had to the property and Landlord may remove property from the Premises.

3. Neither Tenant nor Lender may conduct any public or liquidation sale at the Premises without prior written approval of Landlord.

4. Should Tenant default under its agreement with Lender and should Lender desire to exercise its right to any security interest, Lender will so advise Landlord and will use reasonable care in affecting the prompt removal of personal property from the Premises and will be responsible to repair any and all damage occasioned by such removal.

5. Any default by Tenant under its agreement with Lender which results in a removal of Tenant's property from the Premises or otherwise impairs Tenant's ability to fulfill its Lease obligations shall constitute an Event of Default under the Lease.

         IN WITNESS WHEREOF, Landlord has executed this Waiver and Consent as of the day and date first written above.

LANDLORD:


By:
Its
Date:
AGREED AND ACCEPTED
TENANT:                                                      LENDER:

By:                                                          By:
    -------------------------------------------------
its                                                          its
    -------------------------------------------------
Date:                                                        Date:
      -----------------------------------------------

472284_8.DOC                                             D-1
                                    EXHIBIT F
                                ACCEPTANCE LETTER

HP Woodland Falls I, LLC.
c/o Hamilton Partners
1130 Lake Cook Road
Buffalo Grove, IL  60089

         Re:      Acceptance of Premises

Dear Landlord:

         This letter will acknowledge that the undersigned, as tenant under that certain Lease dated , 2000 (the "Lease"), has accepted the Premises (as defined in the Lease) as of , 2001, subject to the limitations set forth in the Lease. The undersigned further acknowledges that the Commencement Date of the Lease is , and the Termination Date is . Please sign and return a copy of this letter signifying your acceptance of these dates.

                                                     CDW Computer Centers, Inc.



                                               By:
                                                  ------------------------------



Acknowledged and Agreed:

HP Woodland Falls I, LLC.



By:
     -------------------------------

                                TABLE OF CONTENTS

                                                                           Page


                                       -i-

I.       Basic Terms..........................................................1

II.      Premises and Term....................................................3

III.     Base Rent............................................................4

IV.      Taxes................................................................4

V.       Operating Costs......................................................5

VI.      Electric Service.....................................................8

VII.     Alterations and Repairs..............................................8

VIII.    Services............................................................10

IX.      Use of Premises.....................................................11

X.       Inspections.........................................................12

XI.      Assignment and Subletting...........................................13

XII.     Fire and Casualty Damage............................................15

XIII.    Liability...........................................................16

XIV.     Condemnation........................................................18

XV.      Holding Over........................................................19

XVI.     Quiet Enjoyment.....................................................19

XVII.    Events of Default...................................................19

XVIII.   Remedies............................................................20

XIX.     Tenant's Bankruptcy Or Insolvency...................................23

XX.      Mortgages...........................................................24

XXI.     Mechanic's and Other Liens..........................................24

XXII.    Notices.............................................................25

XXIII.   Tenant's Signage Rights.............................................25

XXIV.    Certain Rights Reserved To The Landlord.............................26

XXV.     Miscellaneous.......................................................26

XXVI.    Landlord's Exculpation..............................................29

HP HAMILTON OFF:252118-1                                  1

HP HAMILTON OFF:252118-1                                  1